Exhibit 99.1

NEWS RELEASE

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Fourth Quarter of 2023

•	Net income of $34.9 million and $74.5 million for the three months and year ended December 31, 2023, respectively

•	Earnings per common share of $3.39 and $7.28 for the three months and year ended December 31, 2023, respectively

•	Annualized return on average assets of 3.34% and 1.83% for the three months and year ended December 31, 2023, respectively

•	$38.9 million pre-tax gain on sale of member interest in UFS, LLC, contributing to $4.18, or 7.50%, and $4.30, or 11.95%, growth in book value per common share and tangible book value per common share (non-GAAP), respectively, during the fourth quarter of 2023

•	Quarterly cash dividend of $0.35 per share declared, an increase of 16.7% from the prior-quarter and 40.0% from the prior-year fourth quarter

MANITOWOC, Wis, January 16, 2024 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $34.9 million, or $3.39 per common share, for the fourth quarter of 2023, compared with net income of $12.8 million, or $1.43 per share, for the prior-year fourth quarter. For the year ended December 31, 2023, Bank First earned $74.5 million, or $7.28 per common share, compared to $45.2 million, or $5.58 per share for the full year of 2022.

Financial results for the fourth quarter of 2023 included several significant one-time transactions:

•	The Bank sold 100% of its member interest in UFS, LLC (“UFS”) in a transaction which closed on October 1, 2023, resulting in a pre-tax gain on sale of $38.9 million.

•	The Bank repaid $11.5 million in subordinated debt owed to three financial institutions, reducing future interest expense for the Bank by over $1.0 million annually.

•	The Bank redeemed $8.3 million in debt securities related to the Hometown Bancorp, Ltd. Capital Trust II (”Trust II”) in the fourth quarter of 2023 and informed holders of securities of Hometown Bancorp, Ltd. Capital Trust I (“Trust I”) of its intent to redeem $4.1 million in debt securities related to that trust on January 7, 2024. These redemptions reduce future interest expense for the Bank by over $1.1 million annually, but also led to the accelerated amortization of $1.4 million in fair value adjustments assigned to these liabilities when they were acquired along with Hometown Bancorp Ltd. (“Hometown”) earlier in 2023. The impact of this acceleration was recorded in interest expense for the fourth quarter of 2023.

•	The Bank sold available for sale US Treasury securities with a par value of $50.0 million resulting in a realized loss on sale totaling $7.8 million, recorded in noninterest expense. These securities had an average yield of 1.36%. Proceeds of these sales were reinvested in a combination of short and long-term investments with an average yield of 4.98%, increasing future interest income by over $1.8 million annually.

•	The Bank vacated the former corporate headquarters of Hometown, moving this building to other real estate owned (“OREO”), and revalued four other OREO properties (all former bank branches) leading to a combined loss on OREO valuations of $1.6 million.

•	The Bank will be closing a branch location during the first quarter of 2024 concurrent with opening a new flagship location in its Green Bay, WI market. The closed branch will be moved to OREO at an expected valuation significantly below its carrying value, leading the Bank to impair the cost basis of this branch building by $0.4 million. This impairment expense is included in “other noninterest expense” in the financial reports attached to this release.

After removing the impact of these one-time transactions as well as a severance charge discussed later in this release, the Bank reported adjusted net income (non-GAAP) of $14.8 million, or $1.44 per share, for the fourth quarter of 2024, compared with $13.9 million, or $1.54 per share, for the prior-year fourth quarter. For the year ended December 31, 2023, adjusted net income (non-GAAP) totaled $59.2 million, or $5.82 per share, compared to $50.5 million, or $6.28 per share for the full year of 2022.

Operating Results

Net interest income (“NII”) during the fourth quarter of 2023 was $32.9 million, down $1.1 million from the previous quarter but up $2.3 million from the fourth quarter of 2022. The previously mentioned accelerated fair value amortization related to the redemption of Trust I and Trust II led to a one-time $1.4 million reduction in NII in the fourth quarter of 2023. The impact of purchase accounting (including the $1.4 million reduction related to Trust I and Trust II) increased NII by $0.3 million, or $0.03 per share after tax, during the fourth quarter of 2023, compared to $1.3 million, or $0.13 per share after tax, during the previous quarter and $0.9 million, or $0.10 per share after tax, during the fourth quarter of 2022.

Net interest margin (“NIM”) was 3.53% for the fourth quarter of 2023, compared to 3.71% for the previous quarter and the fourth quarter of 2022. NII from purchase accounting increased NIM by 0.01% during the fourth quarter of 2023, compared to 0.19% and 0.15% for the previous quarter and fourth quarter of 2022, respectively. While the Bank’s average rate paid on interest-bearing liabilities rose throughout 2023, increasing average rates earned on interest-earning assets as well as the beneficial impact of the Bank’s continuing high percentage of noninterest-bearing deposits (31.7% of the Bank’s total core deposits at December 31, 2023) have allowed the Bank’s net interest margin, excluding purchase accounting impacts, to expand quarter-over-quarter for the second and third quarter of 2023 and remain level from the third to the fourth quarter.

Bank First recorded a provision for credit losses totaling $0.5 million during the fourth quarter of 2023, matching the fourth quarter of 2022. $0.2 million of this fourth quarter 2023 provision related to potential credit losses in the loan portfolio and $0.3 million related to potential credit losses in unfunded loan commitments. No provision for credit losses was recorded during the previous two quarters. Provision expense was $4.7 million for the full year of 2023 compared to $2.2 million for the full year of 2022. The acquisition of the loan portfolio of Hometown during the first quarter of 2023 resulted in a day 1 provision for credit losses expense of $3.6 million as required under the Current Expected Credit Losses (“CECL”) methodology, which the Bank adopted on January 1, 2023. The minimal provisions for credit losses during the final three quarters of 2023 was the result of continued strong asset quality metrics discussed later in this release. Recoveries of previously charged-off loans exceeded currently charged-off loans by $0.1 million during the year ended December 31, 2023, compared to recoveries exceeding charge-offs by $0.2 million during the previous year.

Noninterest income was $42.5 million for the fourth quarter of 2023, compared to $5.3 million and $3.9 million for the prior quarter and fourth quarter of 2022, respectively. The largest differentiator in quarterly noninterest income during the fourth quarter of 2023 was the aforementioned gain on sale of UFS, which totaled $38.9 million. Service charge income totaled $1.8 million during the fourth quarter of 2023, matching the prior quarter but increasing by $0.3 million, or 18.1%, from the prior-year fourth quarter as a result of the added scale from the acquisitions of Denmark Bancshares, Inc. (“Denmark”) during 2022 and Hometown earlier in 2023. Income provided by the Bank’s investment in Ansay & Associates, which typically reaches its seasonal low during the fourth quarter of each year, decreased by $0.1 million from the prior-year fourth quarter while declining $0.7 million from the prior quarter. Income from this investment increased by $0.4 million, or 14.2%, for the full year of 2023 compared to the full year of 2022. Income from UFS was overestimated by $0.2 million during the third quarter of 2023 requiring an immaterial adjustment in the fourth quarter. Loan servicing income from loans previously sold to the secondary market with servicing rights, and therefore servicing income, retained by the Bank matched the prior quarter but increased by $0.2 million, or 36.0% from the prior-year fourth quarter. Sold but serviced loan portfolios acquired from Hometown totaled $343.6 million, leading to this increase in loan servicing income. The Bank experienced a $0.1 million negative valuation adjustment to its mortgage servicing rights asset during the fourth quarter of 2023 which compared unfavorably to a $0.2 million positive adjustment in the prior quarter and a negligible adjustment during the prior-year fourth quarter.

Noninterest expense was $28.9 million for the fourth quarter of 2023, compared to $19.6 million during the prior quarter and $17.3 million during the fourth quarter of 2022. The previously mentioned loss on sale of available for sale US Treasury securities and various valuation adjustments to OREO (including $0.4 million recorded in “other noninterest expense”) elevated noninterest expense during the fourth quarter of 2023 by $9.8 million. A reorganization of the management structure over commercial banking, intended to improve operating efficiency and consistency across the Bank, led to a one-time severance expense of $0.4 million during the fourth quarter of 2023, recorded in personnel expense. Outside of these events, most areas of noninterest expense have increased over the past five quarters as a result of added operational scale from the acquisitions of Denmark and Hometown. Expenses directly attributable to these acquisitions have also caused volatility in several noninterest expense areas, most notably occupancy and outside service fee expenses during the fourth quarter of 2022 and the first quarter of 2023. Core deposit intangible assets of $15.1 million and $16.5 million created by the Denmark and Hometown acquisitions, respectively, have also created an increase in amortization of intangible assets expense over the last six quarters which totaled $6.3 million during the full year 2023 compared to $2.3 million for the prior-year.

While we anticipate a decrease in the Bank’s effective income tax rate in future quarters as a result of the current Wisconsin state budget, signed by Governor Evers on July 5, 2023, which included a provision offering an income tax exclusion on certain commercial and agricultural loans to borrowers who reside or are located in the state of Wisconsin, the large gain on sale of UFS in the current quarter pushed total income before income tax expense well beyond any significant impact of the tax benefit from this income exclusion.

Balance Sheet

Total assets were $4.22 billion at December 31, 2023, a $561.4 million increase from December 31, 2022. The preliminary fair value of assets acquired in the Hometown acquisition during the first quarter of 2023 totaled approximately $614.4 million.

Total loans were $3.34 billion at December 31, 2023, up $449.0 million from December 31, 2022. Loans contracted slightly during the fourth quarter of 2023.

Total deposits, nearly all of which remain core deposits, were $3.43 billion at December 31, 2023, up $372.7 million from December 31, 2022. As mentioned earlier in this release, noninterest-bearing demand deposits comprised 31.7% of the Bank’s total core deposits at December 31, 2023, compared to 31.1% at December 31, 2022.

Asset Quality

Nonperforming assets at December 31, 2023 totaled $9.1 million compared to $6.7 million at the end of the prior year. Nonperforming assets to total assets ended the fourth quarter of 2023 at 0.21%, up slightly from 0.18% at the end of the prior year. Nonperforming assets at December 31, 2023 included five properties valued at $2.5 million that were previously operating branch locations of acquired institutions which are no longer part of the Bank’s branch network. These properties have all been listed for sale.

Capital Position

Stockholders’ equity totaled $619.8 million at December 31, 2023, an increase of $166.7 million from the end of 2022. The acquisition of Hometown during the first quarter of 2023 increased total stockholders’ equity by $115.1 million. Strong earnings along with a significant reduction in unrealized losses in the Bank’s available-for-sale securities led to a $42.5 million increase in total stockholders’ equity during the fourth quarter of 2023. Bank First’s tangible common equity (non-GAAP) increased by $91.6 million during the full year of 2023. The Bank’s book value per common share totaled $59.80 at December 31, 2023 compared to $50.22 at December 31, 2022. Tangible book value per common share (non-GAAP) totaled $40.30 at December 31, 2023 compared to $36.14 at December 31, 2022.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.35 per common share, payable on April 10, 2024, to shareholders of record as of March 27, 2024. This dividend represents a 16.7% and 40.0% increase over the dividend declared for the prior quarter and one year earlier, respectively.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 26 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 379 full-time equivalent staff and has assets of approximately $4.2 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered in collaboration with several regional partners. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

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Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the mergers with Denmark and Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per common share, adjusted earnings return on assets, tangible book value per common share, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Bank First and also aid investors in comparing Bank First's financial performance to the financial performance of peer banks.  Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation
Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended					At or for the Year Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Results of Operations:
Interest income	$48,663	$46,989	$45,929	$40,902	$35,754	$182,483	$116,534
Interest expense	15,747	12,931	11,657	8,668	5,132	49,003	12,449
Net interest income	32,916	34,058	34,272	32,234	30,622	133,480	104,085
Provision for credit losses *	500	-	-	4,182	500	4,682	2,200
Net interest income after provision for credit losses *	32,416	34,058	34,272	28,052	30,122	128,798	101,885
Noninterest income	42,458	5,254	4,554	5,849	3,896	58,115	19,701
Noninterest expense	28,862	19,647	19,946	19,664	17,254	88,119	61,953
Income before income tax expense	46,012	19,665	18,880	14,237	16,764	98,794	59,633
Income tax expense	11,114	4,861	4,748	3,557	3,920	24,280	14,419
Net income	$34,898	$14,804	$14,132	$10,680	$12,844	$74,514	$45,214

Earnings per common share - basic	$3.39	$1.43	$1.37	$1.09	$1.43	$7.28	$5.58
Earnings per common share - diluted	3.39	1.43	1.37	1.09	1.43	7.28	5.58

Common Shares:
Basic weighted average	10,308,275	10,330,779	10,331,725	9,714,184	8,962,400	10,173,210	8,044,906
Diluted weighted average	10,338,715	10,353,621	10,346,575	9,737,879	8,993,685	10,198,993	8,069,260
Outstanding	10,365,131	10,379,071	10,389,240	10,407,114	9,021,697	10,365,131	9,021,697

Noninterest income / noninterest expense:
Service charges	$1,847	$1,821	$1,766	$1,599	$1,564	$7,033	$5,810
Income from Ansay	110	791	950	1,071	242	2,922	2,558
Income (loss) from UFS	(179)	784	770	890	935	2,265	3,055
Loan servicing income	741	734	749	636	545	2,860	1,922
Valuation adjustment on mortgage servicing rights	(65)	229	(548)	779	19	395	2,865
Net gain on sales of mortgage loans	273	248	236	140	222	897	1,560
Gain on sale of UFS	38,904	-	-	-	-	38,904	-
Other noninterest income	827	647	631	734	369	2,839	1,931
Total noninterest income	$42,458	$5,254	$4,554	$5,849	$3,896	$58,115	$19,701

Personnel expense	$10,357	$10,216	$9,870	$9,912	$8,162	$40,355	$33,155
Occupancy, equipment and office	1,307	1,455	1,317	1,591	1,962	5,670	5,467
Data processing	1,900	2,153	2,094	1,864	1,971	8,011	6,324
Postage, stationery and supplies	236	244	224	380	229	1,084	771
Advertising	99	60	85	81	66	325	271
Charitable contributions	264	229	228	223	165	944	718
Outside service fees	1,363	1,438	1,347	2,202	1,631	6,350	6,727
Net loss (gain) on other real estate owned	1,591	53	489	-	-	2,133	(146)
Net loss on sales of securities	7,826	-	-	75	-	7,901	-
Amortization of intangibles	1,604	1,626	1,672	1,422	980	6,324	2,318
Other noninterest expense	2,315	2,173	2,620	1,914	2,088	9,022	6,348
Total noninterest expense	$28,862	$19,647	$19,946	$19,664	$17,254	$88,119	$61,953

Period-end balances:
Cash and cash equivalents	$247,468	$75,776	$111,326	$169,691	$119,350	$247,468	$119,350
Investment securities available-for-sale, at fair value	142,197	179,046	191,303	197,895	304,637	142,197	304,637
Investment securities held-to-maturity, at cost	103,324	77,154	77,708	78,032	45,097	103,324	45,097
Loans	3,342,974	3,355,549	3,314,481	3,323,296	2,893,978	3,342,974	2,893,978
Allowance for credit losses - loans *	(43,609)	(43,404)	(43,409)	(43,316)	(22,680)	(43,609)	(22,680)
Premises and equipment	69,891	70,994	66,958	63,736	56,448	69,891	56,448
Goodwill and core deposit intangible, net	202,102	203,705	205,329	207,022	127,036	202,102	127,036
Mortgage servicing rights	13,668	13,733	13,504	14,052	9,582	13,668	9,582
Other assets	143,827	154,966	154,871	156,820	126,984	143,827	126,984
Total assets	4,221,842	4,087,519	4,092,071	4,167,228	3,660,432	4,221,842	3,660,432

Deposits	3,432,920	3,398,293	3,405,736	3,463,235	3,060,229	3,432,920	3,060,229
Securities sold under repurchase agreements	75,747	17,191	23,802	46,636	97,196	75,747	97,196
Borrowings	51,394	70,319	70,269	70,994	25,429	51,394	25,429
Other liabilities	41,983	24,387	21,392	23,991	24,475	41,983	24,475
Total liabilities	3,602,044	3,510,190	3,521,199	3,604,856	3,207,329	3,602,044	3,207,329

Stockholders' equity	619,798	577,329	570,872	562,372	453,103	619,798	453,103

Book value per common share	$59.80	$55.62	$54.95	$54.04	$50.22	$59.80	$50.22
Tangible book value per common share (non-GAAP)	$40.30	$36.00	$35.18	$34.14	$36.14	$40.30	$36.14
Average balances:
Loans	$3,330,511	$3,324,729	$3,312,353	$3,135,438	$2,860,967	$3,276,425	$2,530,737
Interest-earning assets	3,738,589	3,671,620	3,683,143	3,524,672	3,316,406	3,655,138	3,089,760
Total assets	4,147,859	4,092,565	4,100,549	3,901,713	3,633,251	4,061,358	3,347,857
Deposits	3,431,894	3,423,760	3,407,650	3,269,838	3,111,328	3,383,841	2,785,127
Interest-bearing liabilities	2,426,870	2,411,062	2,437,034	2,334,956	2,198,549	2,402,757	2,091,729
Goodwill and other intangibles, net	202,933	204,556	206,209	160,156	111,440	193,611	76,362
Stockholders' equity	613,244	576,315	567,531	520,212	446,579	569,600	372,430

Financial ratios:
Return on average assets **	3.34%	1.44%	1.38%	1.11%	1.40%	1.83%	1.35%
Return on average common equity **	22.58%	10.19%	9.99%	8.33%	11.41%	13.08%	12.14%
Average equity to average assets	14.78%	14.08%	13.84%	13.33%	12.29%	14.02%	11.12%
Stockholders' equity to assets	14.68%	14.12%	13.95%	13.50%	12.38%	14.68%	12.38%
Tangible equity to tangible assets (non-GAAP)	10.39%	9.62%	9.40%	8.97%	9.23%	10.39%	9.23%
Loan yield **	5.33%	5.23%	5.20%	4.96%	4.58%	5.18%	4.26%
Earning asset yield **	5.20%	5.11%	5.04%	4.74%	4.32%	5.03%	3.82%
Cost of funds **	2.57%	2.13%	1.92%	1.51%	0.93%	2.04%	0.60%
Net interest margin, taxable equivalent **	3.53%	3.71%	3.77%	3.74%	3.71%	3.69%	3.41%
Net loan charge-offs to average loans **	0.00%	0.00%	-0.01%	0.00%	0.12%	0.00%	0.00%
Nonperforming loans to total loans	0.20%	0.10%	0.15%	0.14%	0.15%	0.20%	0.15%
Nonperforming assets to total assets	0.21%	0.13%	0.18%	0.22%	0.18%	0.21%	0.18%
Allowance for credit losses - loans to total loans*	1.30%	1.29%	1.31%	1.30%	0.78%	1.30%	0.78%

Non-GAAP Financial Measures
Adjusted net income reconciliation
Net income (GAAP)	$34,898	$14,804	$14,132	$10,680	$12,844	$74,514	$45,214
Acquisition related expenses	29	312	171	1,342	1,381	1,854	7,053
Severance from organizational restructure	359	-	-	-	-	359	-
Provision for credit losses related to acquisition	-	-	-	3,552	-	3,552	-
Fair value amortization on Trust Preferred redemption	1,382	-	-	-	-	1,382	-
Gain on sale of UFS	(38,904)	-	-	-	-	(38,904)	-
Losses (gains) on sales of securities and OREO valuations	9,780	53	489	75	-	10,397	(146)
Adjusted net income before income tax impact	7,544	15,169	14,792	15,649	14,225	53,154	52,121
Income tax impact of adjustments	7,248	(77)	(165)	(971)	(347)	6,036	(1,609)
Adjusted net income (non-GAAP)	$14,792	$15,092	$14,627	$14,678	$13,878	$59,190	$50,512

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$14,792	$15,092	$14,627	$14,678	$13,878	$59,190	$50,512
Basic weighted average common shares outstanding	10,308,275	10,330,779	10,331,725	9,714,184	8,962,400	10,173,210	8,044,906
Adjusted earnings per share (non-GAAP)	$1.44	$1.46	$1.42	$1.50	$1.54	$5.82	$6.28

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$14,792	$15,092	$14,627	$14,678	$13,878	$59,190	$50,512
Average total assets	$4,147,859	$4,092,565	$4,100,549	$3,901,713	$3,633,251	$4,061,358	$3,347,857
Annualized return of adjusted earnings on average assets (non-GAAP)	1.41%	1.48%	1.43%	1.53%	1.55%	1.46%	1.51%

Tangible assets reconciliation
Total assets (GAAP)	$4,221,842	$4,087,519	$4,092,071	$4,167,228	$3,660,432	$4,221,842	$3,660,432
Goodwill	(175,106)	(175,106)	(175,104)	(175,125)	(110,206)	(175,106)	(110,206)
Core deposit intangible, net of amortization	(26,996)	(28,599)	(30,225)	(31,897)	(16,829)	(26,996)	(16,829)
Tangible assets (non-GAAP)	$4,019,740	$3,883,814	$3,886,742	$3,960,206	$3,533,397	$4,019,740	$3,533,397

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$619,798	$577,329	$570,872	$562,372	$453,103	$619,798	$453,103
Goodwill	(175,106)	(175,106)	(175,104)	(175,125)	(110,206)	(175,106)	(110,206)
Core deposit intangible, net of amortization	(26,996)	(28,599)	(30,225)	(31,897)	(16,829)	(26,996)	(16,829)
Tangible common equity (non-GAAP)	$417,696	$373,624	$365,543	$355,350	$326,068	$417,696	$326,068

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$417,696	$373,624	$365,543	$355,350	$326,068	$417,696	$326,068
Common shares outstanding at the end of the period	10,365,131	10,379,071	10,389,240	10,407,114	9,021,697	10,365,131	9,021,697
Tangible book value per common share (non-GAAP)	$40.30	$36.00	$35.18	$34.14	$36.14	$40.30	$36.14

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$417,696	$373,624	$365,543	$355,350	$326,068	$417,696	$326,068
Tangible assets (non-GAAP)	$4,019,740	$3,883,814	$3,886,742	$3,960,206	$3,533,397	$4,019,740	$3,533,397
Tangible equity to tangible assets (non-GAAP)	10.39%	9.62%	9.40%	8.97%	9.23%	10.39%	9.23%

*	Prior to January 1, 2023, the incurred loss methodology was used to estimate credit losses. Subsequent to that date credit losses are estimated using the CECL methodology.
**	Components of the quarterly ratios were annualized.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,223,127	$172,743	5.36%	$2,764,365	$126,842	4.59%
Tax-exempt	107,384	4,853	4.52%	96,602	4,263	4.41%
Securities
Taxable (available for sale)	146,407	4,716	3.22%	237,789	5,380	2.26%
Tax-exempt (available for sale)	31,883	1,127	3.53%	81,497	2,183	2.68%
Taxable (held to maturity)	86,782	3,481	4.01%	38,457	1,102	2.87%
Tax-exempt (held to maturity)	4,152	109	2.63%	5,196	134	2.58%
Cash, due from banks and other	138,854	7,317	5.27%	92,500	3,328	3.60%
Total interest-earning assets	3,738,589	194,346	5.20%	3,316,406	143,232	4.32%
Noninterest-earning assets	452,676			339,345
Allowance for loan losses	(43,406)			(22,500)
Total assets	$4,147,859			$3,633,251
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$290,050	$6,010	2.07%	$279,638	$2,224	0.80%
Savings accounts	815,261	11,055	1.36%	833,316	4,892	0.59%
Money market accounts	669,633	15,209	2.27%	630,001	5,051	0.80%
Certificates of deposit	561,888	20,038	3.57%	377,617	4,806	1.27%
Brokered Deposits	747	17	2.28%	6,719	198	2.95%
Total interest-bearing deposits	2,337,579	52,329	2.24%	2,127,291	17,171	0.81%
Other borrowed funds	89,291	10,148	11.37%	71,258	3,188	4.47%
Total interest-bearing liabilities	2,426,870	62,477	2.57%	2,198,549	20,359	0.93%
Noninterest-bearing liabilities
Demand Deposits	1,094,315			984,037
Other liabilities	13,430			4,086
Total Liabilities	3,534,615			3,186,672
Stockholders' equity	613,244			446,579
Total liabilities & stockholders' equity	$4,147,859			$3,633,251
Net interest income on a fully taxable equivalent basis		131,869			122,873
Less taxable equivalent adjustment		(1,279)			(1,381)
Net interest income		$130,590			$121,492
Net interest spread (3)			2.62%			3.39%
Net interest margin (4)			3.53%			3.71%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Year Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,172,468	$165,113	5.20%	$2,434,554	$103,612	4.26%
Tax-exempt	103,957	4,686	4.51%	96,183	4,227	4.39%
Securities
Taxable (available for sale)	185,867	5,851	3.15%	227,101	5,230	2.30%
Tax-exempt (available for sale)	36,690	1,195	3.26%	81,181	2,140	2.64%
Taxable (held to maturity)	71,908	2,678	3.72%	24,416	670	2.74%
Tax-exempt (held to maturity)	4,426	115	2.60%	5,396	139	2.58%
Cash, due from banks and other	79,822	4,104	5.14%	220,929	1,883	0.85%
Total interest-earning assets	3,655,138	183,742	5.03%	3,089,760	117,901	3.82%
Noninterest-earning assets	447,934			280,249
Allowance for loan losses	(41,714)			(22,152)
Total assets	$4,061,358			$3,347,857
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$293,568	$5,362	1.83%	$253,443	$1,075	0.42%
Savings accounts	833,360	9,796	1.18%	691,599	3,099	0.45%
Money market accounts	665,988	12,722	1.91%	666,717	3,025	0.45%
Certificates of deposit	509,273	14,396	2.83%	286,054	2,818	0.99%
Brokered Deposits	3,184	90	2.83%	8,587	251	2.92%
Total interest-bearing deposits	2,305,373	42,366	1.84%	1,906,400	10,268	0.54%
Other borrowed funds	97,384	6,637	6.82%	185,329	2,181	1.18%
Total interest-bearing liabilities	2,402,757	49,003	2.04%	2,091,729	12,449	0.60%
Noninterest-bearing liabilities
Demand Deposits	1,078,468			878,727
Other liabilities	10,533			4,971
Total Liabilities	3,491,758			2,975,427
Stockholders' equity	569,600			372,430
Total liabilities & stockholders' equity	$4,061,358			$3,347,857
Net interest income on a fully taxable equivalent basis		134,739			105,452
Less taxable equivalent adjustment		(1,259)			(1,367)
Net interest income		$133,480			$104,085
Net interest spread (3)			2.99%			3.22%
Net interest margin (4)			3.69%			3.41%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.